UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020 (December 12, 2020)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 South 12th Street, Unit 1705

Tampa, FL 33602

(888) 841-6811

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

4830 W. Kennedy Blvd., Suite 600

Tampa, FL 33609

(813) 864-2559

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2020, Inhibitor Therapeutics, Inc., a Delaware corporation (the “Company”) and Mayne Pharma Ventures Pty Ltd, the Company’s majority stockholder (“Mayne Pharma”), entered into a letter agreement for a term debt facility (the “Loan Agreement”) pursuant to which Mayne Pharma provided an aggregate $231,000 credit facility to the Company (the “Facility”). The Facility bears interest at the rate equal to the interest rate tied to the US Bank Prime Rate plus 5.00% (the “Interest Rate”) with a maturity date of twenty four (24) months from the date of the first drawdown (the “Maturity Date”). The Interest Rate shall be adjusted for each drawdown on the Facility in accordance with changes in the monthly average of the US Bank Prime Rate, as reported in the Federal Reserve Statistical Release H .15 for the month preceding the week in which the Company shall make a drawdown against the Facility. Proceeds drawn from the Facility will be used by the Company for general working capital and corporate purposes.

The Facility shall be available to the Company as follows: (i) $81,000 may be drawn upon request at any time in the first annual quarter of the Facility starting December 14, 2020 and (ii) so long as there is no event of default and Mayne Pharma does not give notice in its discretion 30 days before the start of a quarter that it is discontinuing the funding, $75,000 may be drawn in the second and third annual quarters of the Facility, respectively. Any drawdown by the Company must equal or exceed $25,000. The Company shall have one twelve month repayment free advance period from its first drawdown on the Facility. Each other advance on the Facility will be amortized over twelve equal monthly payments of principal plus interest. No premium is payable in the event that the Company pays all principal, interest and other outstanding amounts due to Mayne Pharma prior to the Maturity Date.

The Facility is unsecured, contains no financial covenants, requires no guarantees and is not accompanied by any equity component such as warrants. The Loan Agreement includes certain limited representations and warranties and negative covenants of the Company.

An event of default under the Loan Agreement includes, among other things, (i) the Company breaches its obligations under the Loan Agreement, and where that breach is capable of remedy it does not remedy the breach within 20 business days after receipt of a notice from the Mayne Pharma of the breach, (ii) Mayne Pharma validly terminates the Third Amended and Restated Supply and License Agreement dated December 17, 2018 between the Company and Mayne Pharma, or (iii) the Company becomes insolvent, including by becoming the subject of the filing or institution of bankruptcy, liquidation or dissolution proceedings.

The summary description of the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to complete text of such agreements, copies of which is filed as Exhibit 10.1 to Current Report on Form 8-K and are incorporated herein by reference.

The Loan Agreement was negotiated and approved on behalf of the Company by a special committee of disinterested, independent members of the Company’s Board of Directors (the “Board”) which was formed on November 17, 2020 for such purpose. The special Board committee consisted of W. Mark Watson, R. Dana Ono and Debra Peattie, who are each disinterested with respect to Mayne Pharma.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of exhibits included as part of this Current Report.

10.1 Letter Agreement for Term Debt Facility, dated December 12, 2020, between the Company and Mayne Pharma.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including with respect to the Facility described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2020	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

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